PLAN OF ACQUISITION
International Growth Fund and
Diversified International Fund

         The Board of Directors of Principal Funds, Inc., a Maryland
corporation (the "Fund"), deems it advisable that  Diversified
International Fund series of the Fund ("Diversified International ")
acquire all of the assets of International Growth Fund series of the
Fund ("International Growth ") in exchange for the assumption by
Diversified International of all of the liabilities of International
Growth and shares issued by Diversified International which are thereafter to be distributed by International Growth  pro rata to its shareholders in complete liquidation and termination of International
Growth  and in exchange for all of International Growth 's outstanding shares.
         International Growth  will transfer to Diversified International
, and Diversified International will acquire from  International Growth
, all of the assets of International Growth  on the Closing Date and will assume from International Growth  all of the liabilities of
International Growth  in exchange for the issuance of the number of shares of  Diversified International determined as provided in the following paragraphs, which shares will be subsequently distributed pro rata to the shareholders of  International Growth  in complete liquidation and termination of  International Growth  and in exchange
for all of  International Growth 's outstanding shares.   International
Growth will not issue, sell or transfer any of its shares after the
Closing Date, and only redemption requests received by International
Growth in proper form prior to the Closing Date shall be fulfilled by
International Growth.  Redemption requests received by International
Growth thereafter will be treated as requests for redemption of those shares of Diversified International allocable to the shareholder in question.
         International Growth will declare, and Diversified International may declare, to its shareholders of record on or prior to the Closing
Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing Date.
         On the Closing Date, Diversified International will issue to
International Growth a number of full and fractional shares of
Diversified International, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of International Growth.  The aggregate value of the net assets of International Growth and Diversified International shall be determined in accordance with the then current Prospectus of the Fund as of close of regularly scheduled trading on the New York Stock
Exchange on the Closing Date.
         The closing of the transactions contemplated in this Plan (the
"Closing") shall be held at the offices of Principal Management
Corporation, 650 8th Street, Des Moines, Iowa 50392 at 3:00 p.m.
Central Time on October 14, 2011, or on such earlier or later date as fund management may determine.  The date on which the Closing is to be held as provided in this Plan shall be known as the "Closing Date."
         In the event that on the Closing Date (a) the New York Stock
Exchange is closed for other than customary weekend and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for Diversified International or International Growth to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.
         As soon as practicable after the Closing, International Growth shall (a) distribute on a pro rata basis to the shareholders of record of International Growth at the close of business on the Closing Date the shares of Diversified International received by International
Growth at the Closing in exchange for all of International Growth 's outstanding shares (the holders of Class A, Class C, Class J, Class R-
1, Class R-2, Class R-3, Class R-4, Class R-5 and the Institutional
Class shares of International Growth will receive, respectively, Class
A, Class C, Class J,  Class R-1, Class R-2, Class R-3, Class R-4, Class
R-5 and Institutional Class shares of Diversified International .
         For purposes of the distribution of shares of Diversified
International to shareholders of International Growth, Diversified
International shall credit its books an appropriate number of its shares to the account of each shareholder of International Growth. No certificates will be issued for shares of Diversified International.
After the Closing Date and until surrendered, each outstanding certificate, if any, which, prior to the Closing Date, represented shares of International Growth, shall be deemed for all purposes of the
Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of Diversified International to be credited on the books of Diversified International in respect of such shares of
International Growth as provided above.
         Prior to the Closing Date, International Growth shall deliver to
Diversified International a list setting forth the assets to be assigned, delivered and transferred to Diversified International, including the securities then owned by International Growth and the respective federal income tax bases (on an identified cost basis)
thereof, and the liabilities to be assumed by Diversified International pursuant to this Plan.
         All of International Growth 's portfolio securities shall be delivered by International Growth 's custodian on the Closing Date to
Diversified International or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of
Rule 17f-4 under the Investment Company Act of 1940, transferred to an
Fund in the name of Diversified International or its custodian with said depository. All cash to be delivered pursuant to this Plan shall be transferred from International Growth Fund at its custodian to
Diversified International Fund at its custodian. If on the Closing Date
International Growth  is unable to make good delivery to Diversified
International's custodian of any of International Growth 's portfolio securities because such securities have not yet been delivered to
International Growth 's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement with respect to such securities shall be waived, and International Growth  shall deliver to Diversified International's custodian on or by said Closing
Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to Diversified
International , and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by
Diversified International .
         This Plan may be abandoned and terminated, whether before or after action thereon by the shareholders of International Growth and notwithstanding favorable action by such shareholders, if the Board of
Directors believe that the consummation of the transactions
contemplated hereunder would not be in the best interests of the shareholders of either Fund. This Plan may be amended by the Board of
Directors at any time, except that after approval by the shareholders of International Growth no amendment may be made with respect to the
Plan which in the opinion of the Board of Directors materially adversely affects the interests of the shareholders of International
Growth.
         Except as expressly provided otherwise in this Plan,
International Growth will pay or cause to be paid all out-of-pocket fees and expenses incurred in connection with the transaction contemplated under this Plan, including, but not limited to, accountant's fees, legal fees, and proxy related costs.
IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed by its President or its Executive Vice President as of the
1st day of August, 2011.

PRINCIPAL FUNDS, INC.
on behalf of the following
Acquired Fund:
International Growth Fund

By: /s/ Nora M. Everett
Nora M. Everett, President

PRINCIPAL FUNDS, INC.
on behalf of the following
Acquiring Fund:
Diversified International
Fund

By: /s/ Michael J. Beer
Michael J. Beer, Executive Vice
President